Exhibit 99.1

Horizon Technology Finance Announces Fourth Quarter

And Full Year 2014 Financial Results

Improves Credit Quality; Portfolio Yield Exceeds 15%

Record Number of Portfolio Liquidity Events for the Year

FARMINGTON, Conn., March 10, 2015 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (the “Company” or “Horizon”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and cleantech industries, today announced its financial results for the fourth quarter and year ended December 31, 2014.

Fourth Quarter and Full Year 2014 Highlights

•	Earned net investment income of $3.2 million, or $0.33 per share, for the quarter and $10.7 million, or $1.11 per share, for the year
•	Achieved an annualized portfolio yield of 15.1% for the quarter and 15.3% for the year
•	Experienced liquidity events from five portfolio companies in the quarter and 18 portfolio companies for the year
•	Increased net assets from operations by $3.1 million, or $0.32 per share, for the quarter and $15.4 million, or $1.60 per share, for the year
•	Net asset value equaled $138.2 million, or $14.36 per share, at year end
•	Ended the year with an investment portfolio of $205.1 million
•	Total liquidity of $44.0 million at year end
•	Asset coverage for borrowed amounts of 269% at year end
•	Funded $28.5 million in loans for the quarter and $91.8 million in loans for the full year
•	Filed an application for a Small Business Investment Company ("SBIC") license
•	At year end, 64% of the outstanding principal amount of the loan portfolio bore interest at floating rates
•	Declared distributions of $0.115 per share payable in each of April, May and June 2015, increasing cumulative declared distributions to $6.65 per share since going public in October 2010

“2014 was an important year for Horizon, as we significantly improved the strength and the credit quality of our investment portfolio,” said Robert D. Pomeroy, Jr., Chairman and Chief Executive Officer of Horizon. “During a period of increased competition in the venture lending market, our disciplined approach to originating high yielding loans and maintaining a diversified portfolio of venture loans enabled the Company to generate solid and consistent on-boarding yields while maintaining credit quality. Complementing our success in 2014, we experienced a record number of liquidity events from 18 portfolio companies, which further enhanced our portfolio yields.”

Mr. Pomeroy continued, “The important strategic initiatives we implemented in the year resulted in Horizon entering 2015 in a strong position. We have significantly improved our portfolio’s credit quality, lowered our cost of borrowing, filed an application for an SBIC license and further aligned our interests with shareholders through an adjustment to our investment advisory agreement. Going forward, we intend to draw upon our solid liquidity position to selectively pursue attractive new loan opportunities, while maintaining significant upside potential from our promising warrant portfolio.”

Operating Results

Total investment income was $7.3 million for the three months ended December 31, 2014, as compared to $8.8 million for the three months ended December 31, 2013. The year-over-year decrease in total investment income is due to a decrease in average investments. For the years ended December 31, 2014 and 2013, total investment income was $31.3 million and $33.6 million, respectively.

The Company’s dollar-weighted annualized portfolio yield on average loans for the three months ended December 31, 2014 and 2013 was 15.1% and 15.5%, respectively. The Company’s dollar-weighted annualized portfolio yield on average loans for the years ended December 31, 2014 and 2013 was 15.3% and 14.4%, respectively.

Total expenses for the three months ended December 31, 2014 decreased to $4.0 million, as compared to $5.3 million for the three months ended December 31, 2013. Interest expense decreased year-over-year primarily due to a decrease in average borrowings. Total expenses for the year ended December 31, 2014 were $20.4 million, as compared to $20.1 million for the year ended December 31, 2013.

Net investment income for the three months ended December 31, 2014 was $3.2 million, or $0.33 per share, as compared to net investment income of $3.4 million, or $0.35 per share, for the three months ended December 31, 2013. For the years ended December 31, 2014 and 2013, net investment income was $10.7 million, or $1.11 per share, and $13.3 million, or $1.38 per share, respectively.

For the three months ended December 31, 2014, the net realized gain on investments was $0.6 million, or $0.06 per share, as compared to net realized loss on investments of $1.7 million, or $0.17 per share, for the three months ended December 31, 2013. For the years ended December 31, 2014 and 2013, the net realized loss on investments was $3.6 million, or $0.37 per share, and $7.5 million, or $0.78 per share, respectively.

For the three months ended December 31, 2014, the net unrealized depreciation on investments was $0.7 million, or $0.07 per share, as compared to net unrealized depreciation on investments of $6.3 million, or $0.65 per share, for the three months ended December 31, 2013. For the year ended December 31, 2014, the net unrealized appreciation on investments was $8.3 million, or $0.86 per share, as compared to net unrealized depreciation on investments of $2.3 million, or $0.23 per share, for the year ended December 31, 2013.

Portfolio Summary and Investment Activity

As of December 31, 2014, the Company’s debt portfolio consisted of 50 secured loans with an aggregate fair value of $199.2 million. In addition, the Company’s total warrant and equity investments in 79 portfolio companies had an aggregate fair value of $5.6 million as of December 31, 2014. Total portfolio investment activity as of and for the three months and years ended December 31, 2014 and 2013 was as follows:

($ in thousands)	For the Three Months Ended December 31,		For the Years Ended December 31,
	2014	2013	2014	2013
Beginning portfolio	$204,694	$241,319	$221,284	$228,613
New loan funding	28,500	19,219	95,323	88,362
Principal payments received on investments	(11,423)	(11,973)	(42,830)	(41,166)
Early pay-offs	(14,176)	(19,570)	(66,675)	(46,331)
Accretion of loan fees	653	640	2,339	2,635
New loan fees	(502)	(270)	(1,392)	(1,076)
New equity	—	—	12	73
Sale of investments	(2,554)	(161)	(7,673)	(200)
Net realized gain (loss) on investments	613	(1,670)	(3,576)	(7,299)
Net unrealized (depreciation) appreciation on investments	(704)	(6,250)	8,289	(2,254)
Other	—	—	—	(73)
Ending Portfolio	$205,101	$221,284	$205,101	$221,284

Net Asset Value

At December 31, 2014, the Company’s net assets were $138.2 million, or $14.36 per share, as compared to $135.8 million, or $14.14 per share, as of December 31, 2013, and $138.4 million, or $14.38 per share, as of September 30, 2014.

For the three months ended December 31, 2014, the net increase in net assets resulting from operations was $3.1 million, or $0.32 per share. This compares to a net decrease in net assets resulting from operations of $4.5 million, or $0.47 per share, for the three months ended December 31, 2013. For the years ended December 31, 2014 and 2013, the net increase in net assets resulting from operations was $15.4 million, or $1.60 per share, and $3.5 million, or $0.37 per share, respectively.

Portfolio Asset Quality

The following table shows the classification of Horizon’s loan portfolio at fair value by internal credit rating as of December 31, 2014 and December 31, 2013:

	December 31, 2014		December 31, 2013
	Loans at Fair Value	Percentage of Loan Portfolio	Loans at Fair Value	Percentage of Loan Portfolio
Credit Rating
4	$44,082	22.1%	$30,385	14.2%
3	138,109	69.4	167,231	78.3
2	11,746	5.9	2,199	1.0
1	5,243	2.6	13,939	6.5
Total	$199,180	100.0%	$213,754	100.0%

As of December 31, 2014 and December 31, 2013, Horizon’s loan portfolio had a weighted average credit rating of 3.1 and 3.0, respectively, with 4 being the highest credit quality rating and 3 being the rating for a standard level of risk. A rating of 2 represents an increased level of risk and while no loss is currently anticipated for a 2-rated loan, there is potential for future loss of principal. A rating of 1 represents a deteriorating credit quality and increased risk. As of December 31, 2014, there were two investments with an internal credit rating of 1, with an aggregate cost of $5.4 million and an aggregate fair value of $5.2 million. As of December 31, 2013, there were five investments with an internal credit rating of 1, with an aggregate cost of $23.2 million and an aggregate fair value of $13.9 million.

Liquidity Events

Horizon experienced liquidity events from five portfolio companies in the quarter ended December 31, 2014, increasing the total number of portfolio company liquidity events to 18 for the full year, a record number for the Company. Liquidity events for Horizon may consist of the sale of warrants or equity in portfolio companies, loan prepayments, sale of owned assets or receipt of success fees.

In October, Construction Software Technologies, Inc. prepaid the outstanding principal balance of $7.7 million on its venture loan, plus interest, end-of-term payment (“ETP”) and prepayment fee.

In November, SimpleTuition, Inc. (“SimpleTuition”) prepaid the outstanding principal balance of $2.4 million on its venture loan, plus interest, ETP and prepayment fee. Horizon continues to hold warrants in SimpleTuition.

In November, Optaros, Inc. prepaid the outstanding principal balance of $1.2 million on its venture loan, plus interest, ETP and prepayment fee.

In December, Mitralign, Inc. (“Mitralign”) prepaid the outstanding principal balance of $2.9 million on its venture loan, plus interest, ETP and prepayment fee. Horizon continues to hold warrants in Mitralign.

In November, Horizon sold its equity in SolarBridge Technologies, Inc. for $2.3 million.

Liquidity and Capital Resources

As of December 31, 2014, the Company had $44.0 million in available liquidity, including cash and investments in money market funds totaling $8.4 million and $35.6 million in funds available under existing credit facility commitments.

As of December 31, 2014, there was $10 million outstanding under the Company’s $50 million revolving credit facility which contains an accordion feature allowing for an increase in the total loan commitment up to an aggregate commitment of $150 million. As of December 31, 2014, 87.8% of the Company’s total borrowings outstanding were at a fixed interest rate, with 47.4% of the Company’s total borrowings outstanding fixed at an interest rate of 3.0%.

As of December 31, 2014, the Company’s debt to equity leverage ratio was 59%, and the asset coverage ratio for borrowed amounts was 269%.

Monthly Distributions Declared in First Quarter 2015

On March 6, 2015, the Company’s board of directors declared monthly distributions of $0.115 per share payable in each of April, May and June 2015. The following table shows these monthly distributions which total $0.345 per share:

Record Date	Payment Date	Amount Per Share
March 20, 2015	April 15, 2015	$0.115
April 20, 2015	May 15, 2015	$0.115
May 20, 2015	June 15, 2015	$0.115
	Total:	$0.345

After paying distributions of $1.38 per share and earning $1.11 per share for the full year, the Company’s undistributed spillover income, as of December 31, 2014, was $0.41 per share. Spillover income includes any ordinary income and net capital gains from the preceding years that were not distributed during such years.

When declaring distributions, the Company’s board of directors reviews estimates of taxable income available for distribution, which may differ from consolidated net income under generally accepted accounting principles due to (i) changes in unrealized appreciation and depreciation, (ii) temporary and permanent differences in income and expense recognition and (iii) the amount of spillover income carried over from a given year for distribution in the following year. The final determination of taxable income for each tax year, as well as the tax attributes for dividends in such tax year, will be made after the close of the tax year.

Recent Events

The Company holds warrant positions in two portfolio companies that recently filed registration statements in connection with their potential initial public offerings (“IPO”):

•	eASIC Corporation filed a Form S-1 Registration Statement on February 19, 2015; and
•	A portfolio company filed a Form S-1 Registration Statement confidentially under the JOBS Act.

There can be no assurances that these companies will complete their IPOs in a timely manner or at all.

On February 23, 2015, Inotek Pharmaceuticals Corporation (“Inotek”), a portfolio company, completed its IPO.

Horizon experienced liquidity events from three portfolio companies subsequent to December 31, 2014 as follows:

In January 2015, Radisphere National Radiology Group, Inc. (“Radisphere”) prepaid the outstanding principal balance of $9.1 million on its venture loan, plus interest, ETP and prepayment fee. Horizon continues to hold warrants in Radisphere.

In February 2015, Courion Corporation prepaid the outstanding principal balance of $2.1 million on its venture loan, plus interest, ETP and prepayment fee.

In February 2015, Inotek prepaid the outstanding principal balance of $2.6 million on its venture loan, plus interest, ETP and prepayment fee. Horizon continues to hold warrants in Inotek.

Conference Call

The Company will host a conference call on Wednesday, March 11, 2015 at 9:00 a.m. ET to discuss its latest corporate developments and financial results. The dial-in number for callers in the U.S. is (877) 677-9112, and the dial-in number for international callers is (708) 290-1396. The access code for all callers is 69815433.

A live webcast will be available on the Company’s website at www.horizontechnologyfinancecorp.com.

A replay of the call will be available through March 13, 2015. To access the replay, please dial (855) 859-2056 in the United States and (404) 537-3406 outside the United States, and then enter the access code 69815433. An online archive of the webcast will be available on the Company’s website for 30 days following the call.

About Horizon Technology Finance

Horizon Technology Finance Corporation is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and cleantech industries. The investment objective of Horizon is to maximize total returns by generating current income from a portfolio of directly originated secured loans as well as capital appreciation from warrants that it receives when making such loans. Headquartered in Farmington, Connecticut, Horizon has regional offices in Walnut Creek, California and Reston, Virginia. Horizon's common stock trades on the NASDAQ Global Select Market under the ticker symbol "HRZN". To learn more, please visit www.horizontechnologyfinancecorp.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Horizon Technology Finance	Investor Relations and Media Contacts:
Christopher M. Mathieu	The IGB Group
Chief Financial Officer	Matt Steinberg / Leon Berman
(860) 676-8653	(212) 477-8261 / (212) 477-8438
chris@horizontechfinance.com	msteinberg@igbir.com / lberman@igbir.com

Horizon Technology Finance Corporation and Subsidiaries

Consolidated Statements of Assets and Liabilities
(In thousands, except share data)

	December 31,
	2014	2013
Assets
Non-affiliate investments at fair value (cost of $209,838 and $234,310, respectively)	$205,101	$221,284
Investment in money market funds	27	1,188
Cash	8,417	25,341
Restricted investments in money market funds	2,906	5,951
Interest receivable	4,758	4,240
Other assets	3,987	5,733
Total assets	$225,196	$263,737

Liabilities
Borrowings	$81,753	$122,343
Distribution payable	3,322	3,315
Base management fee payable	356	439
Incentive fee payable	799	852
Other accrued expenses	718	953
Total liabilities	86,948	127,902

Net assets
Preferred stock, par value $0.001 per share, 1,000,000 shares authorized, zero shares issued and outstanding as of December 31, 2014 and 2013	—	—
Common stock, par value $0.001 per share, 100,000,000 shares authorized, 9,628,124 and 9,608,949 shares outstanding as of December 31, 2014 and 2013, respectively	10	10
Paid-in capital in excess of par	155,240	154,975
Accumulated (distributions in excess of) undistributed net investment income	(1,102)	1,463
Net unrealized depreciation on investments	(4,737)	(13,026)
Net realized loss on investments	(11,163)	(7,587)
Total net assets	138,248	135,835
Total liabilities and net assets	$225,196	$263,737
Net asset value per common share	$14.36	$14.14

Horizon Technology Finance Corporation and Subsidiaries

Consolidated Statements of Operations
(In thousands, except share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2014	2013	2014	2013
Investment income
Interest income on non-affiliate investments	$6,923	$7,925	$28,636	$31,904
Fee income on non-affiliate investments	361	850	2,618	1,739
Total investment income	7,284	8,775	31,254	33,643
Expenses
Interest expense	1,381	2,238	8,707	8,124
Base management fee	1,030	1,373	4,410	5,209
Performance based incentive fee	799	852	2,005	3,318
Administrative fee	241	280	1,113	1,169
Professional fees	353	487	3,074	1,464
General and administrative	244	56	1,068	848
Total expenses	4,048	5,286	20,377	20,132
Net investment income before excise tax	3,236	3,489	10,877	13,511
Provision for excise tax	(40)	(80)	(160)	(240)
Net investment income	3,196	3,409	10,717	13,271

Net realized and unrealized (loss) gain on investments
Net realized gain (loss) on investments	613	(1,670)	(3,576)	(7,509)
Net unrealized (depreciation) appreciation on investments	(704)	(6,250)	8,289	(2,254)
Net realized and unrealized (loss) gain on investments	(91)	(7,920)	4,713	(9,763)

Net increase (decrease) in net assets resulting from operations	$3,105	$(4,511)	$15,430	$3,508
Net investment income per common share	$0.33	$0.35	$1.11	$1.38
Net increase (decrease) in net assets per common share	$0.32	$(0.47)	$1.60	$0.37
Distributions declared per share	$0.345	$0.345	$1.38	$1.38
Weighted average shares outstanding	9,626,657	9,599,199	9,621,011	9,583,257